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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C., 20549

                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JULY 15, 2002
                                                          -------------


                     BARRISTER GLOBAL SERVICES NETWORK, INC.
             (Exact name of Registrant as specified in its charter)


           Delaware                     0-14063                  16-1176561
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
of incorporation)                                            Identification No.)


290 Ellicott Street, Buffalo, New York                        14203
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code  (716) 845-5010
                                                    --------------
                                 NOT APPLICABLE
--------------------------------------------------------------------------------
          Former name or former address, if changed since last report.)


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         ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On July 15, 2002, the Registrant concluded the acquisition of the stock of Advantage Innovation, Inc. ("Advantage"), a privately held technical services company for $1,200,000 in cash, plus future considerations. The cash payment was made from existing cash balances held by the Registrant. Future considerations consist of two earn out payments to be paid with respect to each of the two consecutive twelve month periods following the closing date based on the amount of earnings before interest, taxes, depreciation and amortization achieved by Advantage. The amount and form of consideration paid was determined through arms-length negotiations between the Registrant and the shareholders of Advantage. The shareholders of Advantage were John S. Bowers, III, Albert B. Petrie, Jr., Frank A. Petrie, Allen J. Shelton and Jared M. Bowers. In connection with the transaction, Mr. Bowers, Chief Executive Officer of Advantage, has been appointed as a Vice President of the Registrant.

         ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a) and (b) It is currently impracticable to file the required financial statements for the business acquired, as well as the required pro-forma financial information with respect to the acquisition at the time this report was filed. This information will be filed within sixty (60) days after this Current Report on Form 8-K is required to be filed.

         (c)     The following exhibit is filed as part of this report:

         Exhibit 2. Stock Purchase Agreement, dated July 15, 2002, by and among Barrister Global Services Network, Inc. and Advantage Innovation, Inc. and the Shareholders of Advantage Innovation, Inc.


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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    Barrister Global Services Network, Inc.
                                    ---------------------------------------
                                                      (Registrant)

Date:  July 22, 2002                /s/  Richard P. Beyer
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                                                 (Signature)
                                             Richard P. Beyer
                                             Senior Vice President and
                                             Chief Financial Officer




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